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                                                                      EXHIBIT 21

                                                                        % Owned
Subsidiary                                                             By Parent
----------                                                             ---------

Baker Insurance Company (Illinois)                                        100

Borg-Warner Equities Corporation (Delaware)                               100

  Borg-Warner Equities Corporation of California (California)             100

  Borg-Warner Equities of Monterey, Inc. (California)                     100

  Borg-Warner Insurance Holding Corporation (Delaware)                    100

    Centaur Insurance Company (Illinois)                                  100

  NAL II, Ltd. (Delaware)                                                 100

Borg-Warner International Corporation (Delaware)                          100

Borg-Warner Protective Services Corporation (Delaware)                    100

  Borg-Warner Information Services, Inc. (Delaware)                       100

  Burns International Security Services, Inc. (American Samoa)            100

  Burns Special Services, Inc. (Delaware)                                 100

  Wells Fargo Guard Service, Inc. of Florida (Florida)                    100

  Wells Fargo Guard Services, Inc. (Delaware)                              100

  Wells Fargo Special Services, Inc. (Delaware)                           100

BW - Canada Alarm (Wells Fargo) Corporation (Delaware)                    100

  Wells Fargo Alarm Services of Canada Limited (Ontario)                  100

    Pony Express Residential Security Ltd. (Canada) (Provincial)          100

BW - Canadian Guard Corporation (Delaware)                                100

  Burns International Security Services, Ltd. (Ont.) (Ontario)            100

    Les Services de Protection Burns International Ltee. (Quebec)          97

BW - Colombia Guard Corporation (Delaware)                                100

  Newerco, Inc. (Delaware)                                                100

    BII, Inc. (Delaware)                                                  100

      Seguridad Burns de Colombia, S.A. (Colombia)                         99
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  The William J. Burns International Detective Agency, Inc. (Delaware)      100

BW - U.K. Guard Corporation (Delaware)                                      100

  Burns International Security Services, Ltd. (U.K.) (United Kingdom)       100

Globe Aviation Services Corporation (Delaware)                              100

  Globe Airport Security Services, Inc. (Delaware)                          100

  Globe Aviation Services Corporation of Puerto Rico (Delaware)             100

  Globe Aviation Services of Canada, Limited (Ontario)                      100

Pony Express Courier Corp. (Delaware)                                       100

  Pony Express Courier Corporation of Texas (Texas)                         100

Pyro Chem, Inc. (New Jersey)                                                100

Wells Fargo Alarm Services, Inc. (Delaware)                                 100

  BPS Financial Services, Inc. (Delaware)                                   100

  BW-Chemicals Corporation                                                  100

Wells Fargo Armored Service Corporation (Delaware)                          100

  Wells Fargo Armcar, Inc. (Ontario)                                        100

  Wells Fargo Armored Service Corporation of Puerto Rico (Tennessee)        100

  Wells Fargo Armored Service Corporation of Texas (Texas)                  100